Exhibit 10.22
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
AMENDED AND RESTATED LEASE AGREEMENT
THIS AMENDED AND RESTATED LEASE AGREEMENT AMENDS, RESTATES AND SUPERSEDES IN ITS ENTIRETY THAT CERTAIN LEASE AGREEMENT DATED AS OF JANUARY 21, 2021, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO LEASE DATED AS OF OCTOBER 17, 2023 (AS AMENDED, THE “ORIGINAL LEASE”).
THIS AMENDED AND RESTATED LEASE AGREEMENT (this “Lease”) is made this 15th day of November, 2024 (the “Effective Date”), between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and VAXCYTE, INC., a Delaware corporation (“Tenant”).
Basic Lease Provisions
Building:    That certain 6-story building having an address of 825 Industrial Road, San Carlos, California
Premises:    A portion of the Building consisting of (i) Suite 100A located on the ground floor, containing approximately 17,840 rentable square feet (“Suite 100A”), (ii) the entire second floor, known as (x) Suite 200A containing approximately 27,691 rentable square feet (“Suite 200A”), and (y) Suite 200B, containing approximately 17,728 rentable square feet (“Suite 200B” and collectively with Suite 200A, “Suite 200”), (iii) the entire 3rd floor, known as Suite 300, containing approximately 49,807 rentable square feet (“Suite 300”), (iv) the entire 4th floor, known as Suite 400, containing approximately 49,824 rentable square feet (“Suite 400”), (v) the entire 5th floor, known as Suite 500, containing approximately 49,474 rentable square feet (“Suite 500”), and (vi) the entire 6th floor, known as Suite 600, containing in the aggregate approximately 46,217 rentable square feet (“Suite 600”), all as shown on Exhibit A. Suite 400 consists of (i) certain office space, containing approximately 29,249 rentable square feet (the “Suite 400 Office Premises”), and (ii) certain laboratory space, containing approximately 20,575 rentable square feet (the “Suite 400 Lab Premises”). Suite 100A, Suite 200A, Suite 200B and Suite 300 may be collectively referred to herein as the “Prior Premises”. The Suite 400 Office Premises, the Suite 400 Lab Premises, Suite 500 and Suite 600 may each be referred to herein individually as an “Additional Premises”.
    For the avoidance of doubt, until the Additional Premises Commencement Date (as defined in Section 2(d) below) with respect to the Suite 400 Office Premises, the Suite 400 Lab Premises, the Suite 500 Premises and the Suite 500 Premises have occurred, all references to “Premises” in this Lease shall be only the portions of the Premises with respect to which the applicable Additional Premises Commencement Date has occurred.
Project:    The real property on which the Building and that certain building having an address of 835 Industrial Road, San Carlos, California (the “835 Building”) are located, together with all existing and future improvements thereon and appurtenances thereto as described on Exhibit B.

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Base Rent:    With respect to Suite 200A and Suite 300, $5.941 per rentable square foot of Suite 200A and Suite 300 per month, subject to adjustment pursuant to Section 4 hereof.
    With respect to Suite 100A and Suite 200B, $6.026 per rentable square foot of Suite 100A and Suite 200B per month, subject to adjustment pursuant to Section 4 hereof.
    With respect to the initial Additional Premises, $6.00 per rentable square foot of such initial Additional Premises, subject to the terms of Section 3(a) and adjustment pursuant to Section 4 hereof.
    With respect to each subsequent Additional Premises, the same per square foot rate of Base Rent payable with respect to the initial Additional Premises, subject to the terms of Section 3(a) and adjustment pursuant to Section 4 hereof.
Rentable Area of Premises: 258,581 sq. ft.
Rentable Area of Building: 274,626 sq. ft.
Rentable Area of Project: 522,729 sq. ft.
Tenant’s Share of Operating Expenses of Building: 94.16% (6.50% which is attributable to Suite 100A, 10.08% which is attributable to Suite 200A, 6.46% which is attributable to Suite 200B,
    18.13% which is attributable to Suite 300, 10.65% which is attributable to the Suite 400 Office Premises, 7.49% which is attributable to the Suite 400 Lab Premises, 18.02% which is attributable to Suite 500 and 16.83% which is attributable to Suite 600)

Building’s Share of Project: 52.54%
Security Deposit: $1,091,276.59
Rent Adjustment Percentage: 3%
Base Term:    Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Initial Additional Premises Commencement Date. For clarity, if the Initial Additional Premises Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Initial Additional Premises Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.
Permitted Use:    Research and development laboratory use, pilot plant, office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.
Address for Rent Payment:    Landlord’s Notice Address:
P.O Box 975383    26 North Euclid Avenue
Dallas, TX 75397-5383    Pasadena, CA 91101
    Attention: Corporate Secretary

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Tenant’s Notice Address:
825 Industrial Road, 3rd Floor
San Carlos, CA 94070
Attention: Chief Executive Officer

With a copy to:
825 Industrial Road, 3rd Floor
San Carlos, CA 94070
Attention: General Counsel
The following Exhibits are attached hereto and incorporated herein by this reference:
[X] EXHIBIT A - PREMISES DESCRIPTION            [X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTERS            [X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS            [X] EXHIBIT F - TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G – HAZMAT STORAGE AREA            [X] EXHIBIT H – NEW BUILDINGS
[X] EXHIBIT I – SELF-MANAGEMENT OBLIGATIONS    [X] EXHIBIT J – LANDLORD’S FF&E
[X] EXHIBIT K – MECHANICAL PAD            [X] EXHIBIT L – OPEX EXCLUSIONS
[X] EXHIBIT M – EXPANSION/TERMINATION RIGHTS

1.    Lease of Premises.
(a)    Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project, including without limitation, public or common lobbies, the Project Amenities (as defined in Section 5), common chases and conduits, shared mechanical and utility rooms, hallways, stairways, elevators and common walkways, the common toilets, corridors and elevator lobbies of multi-tenant floors, access roads, driveways, parking areas, shared loading areas, pedestrian sidewalks, landscaped areas and trash enclosures, are collectively referred to herein as the “Common Areas.” Tenant shall have the non-exclusive right during the Term to use the Common Areas along with others having the right to use the Common Areas. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use or Tenant’s access to the Premises. Subject to Landlord’s right at any time and from time to time to reconfigure, relocate, modify and/or make repairs or improvements to any of the Project Amenities and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Project Amenities, the Project Amenities shall at a minimum include a restaurant, café or other food and beverage amenity (the “Food Amenity”), fitness facilities, locker rooms, bike lockers and conferencing facilities. From and after the (a) Commencement Date with respect to the Prior Premises, (b) Suite 400 Office Premises Commencement Date with respect to the Suite 400 Office Premises, (c) Suite 400 Lab Premises Commencement Date with respect to the Suite 400 Lab Premises, (d) Suite 500 Commencement Date with respect to Suite 500, and (e) Suite 600 Commencement Date with respect to Suite 600, through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, 365 days per year, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease. Landlord and Tenant acknowledge and agree that (x) the Project Amenities existing as of the Effective Date consist of approximately 25,500 square feet, and (y) Landlord will not materially reduce the square footage of the Project Amenities without approval from Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

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(b)    Landlord will meet with Tenant promptly following the Effective Date to discuss Tenant’s specific concerns and suggestions to address the problems with restaurant located at the Project as of the Effective Date (“Tenant’s Restaurant Feedback”). Landlord shall diligently and in good faith work to implement Tenant’s reasonable suggestions conveyed as part of Tenant’s Restaurant Feedback, and to address Tenant’s concerns expressed as part of Tenant’s Restaurant Feedback as quickly as practicable, which may include, among other things as reasonably determined by Landlord, the replacement of the existing restaurant operator with a restaurant operator selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. If, as of the date that is 12 months after the Effective Date, the existing restaurant operator as of the Effective Date is still operating the restaurant and Tenant reasonably and in good faith believes that Tenant’s Restaurant Feedback have not been reasonably satisfied, then Tenant shall have the one-time right, by delivery of written notice to Landlord no later than the 13th month after the Effective Date, to cause Landlord to terminate such existing restaurant operator. If Tenant exercises such election, then Landlord shall replace the existing restaurant operator with a restaurant operator selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Thereafter, (i) Landlord shall meet with Tenant within a reasonable period following Tenant’s request throughout the Term to discuss Tenant’s suggestions and concerns with the restaurant operator, and Landlord shall consider Tenant’s suggestions and concerns with respect to the restaurant, and (ii) if, commencing on January 1, 2026, Tenant’s Share of Operating Expenses (as ratably adjusted for increases in the size of the Premises) with respect to the restaurant (“Restaurant Expenses”) increases in any calendar year by more than 5% over the prior calendar year, then Landlord shall meet with Tenant promptly following Tenant’s request to discuss the estimated Restaurant Expenses for the following calendar year and Landlord shall diligently and in good faith work to implement any changes agreed to by the parties reasonably and in good faith at such meeting as quickly as practicable.
(c)    Commencing on the Effective Date, Tenant shall have access control of the doors that provide ingress and egress to the Building stairwells (the “Stairwell Access Doors”) with respect to the Prior Premises only, and lobby elevator access control on the 2nd and 3rd floors of the Building. Commencing on the (i) Suite 400 Lab Premises Commencement Date with respect to Suite 400, (ii) Suite 500 Commencement Date with respect to Suite 500, and (iii) Suite 600 Commencement Date with respect to Suite 600, Tenant shall have access control of the Stairwell Access Doors and lobby elevator access control on the floors on the 4th, 5th, and 6th floors of the Building, respectively. On the last to occur of the dates in the immediately preceding sentence, Tenant shall have access control of the freight elevator. In addition, on the earlier of the Suite 400 Office Premises Commencement Date and the Suite 400 Lab Premises Commencement Date, Tenant shall have access control of the Stairwell Access Door to stairway 2 on the 4th floor. Further, on the Effective Date, Tenant shall have access control of the Stairwell Access Door to stairway 2 on the 1st floor.
(d)    Commencing on the Suite 400 Office Premises Commencement Date with respect to the patio area located on the 4th floor of the Building and commencing on the Suite 600 Commencement Date with respect to the patio area located on the 6th floor of the Building, Tenant shall have the exclusive right to use the patio areas located on the 4th floor and 6th floor of the Building, respectively (the “Exclusive Patios”). Commencing on the Suite 400 Office Premises Commencement Date with respect to the 4th floor patio and commencing on the Suite 600 Commencement Date with respect to the 6th floor patio, Tenant shall have all of the obligations under this Lease with respect to the Exclusive Patios as though the Exclusive Patios were part of the Premises, except that Tenant shall not be required to pay Base Rent, and the square footage of the Exclusive Patios shall not result in any adjustment to Tenant’s Share of Operating Expenses of Building reflected in the Basic Lease Provisions. For the avoidance of doubt, Landlord shall be responsible, as part of Operating Expenses (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), as provided in Section 13 for the maintenance of structural elements of the Exclusive Patios, along with maintenance of drainage or waterproofing of the Exclusive Patios. At the expiration or earlier termination of this Lease, Tenant shall

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surrender the Exclusive Patios free of any debris and trash and otherwise in accordance with the terms of Section 28. Landlord shall have no obligation to make any repairs or improvements to the Exclusive Patios and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises.
2.    Delivery; Acceptance of Premises; Commencement Date.
(a)    Prior Premises. The “Commencement Date” of this Lease with respect to the Prior Premises shall be the Effective Date. Landlord and Tenant hereby acknowledge and agree that Tenant is currently occupying the Prior Premises as of the Commencement Date and that the Prior Premises were previously delivered to Tenant under the terms of the Original Lease and the Assumed Lease, respectively. For the avoidance of doubt, the parties acknowledge and agree that (i) the terms of the Original Lease shall continue to govern with respect to the rights and obligations of the parties with respect to Suite 200A and Suite 300 prior to the Commencement Date, (ii) the Assumed Lease shall terminate as of the Effective Date, but the terms of the Assumed Lease shall continue to govern with respect to the rights and obligations of the parties with respect to Suite 100A and Suite 200B prior to the Commencement Date, Tenant shall not be required to surrender Suite 100A or 200B in the condition required under the Assumed Lease or submit a Decommissioning and HazMat Closure Plan with respect thereto until the expiration or earlier termination of this Lease and Tenant’s continued occupancy of Suite 100A and Suite 200B pursuant to this Lease shall not constitute a holdover under the Assumed Lease, and (iii) neither Landlord nor Tenant shall be released from its obligations under the Original Lease or the Assumed Lease, as applicable, arising prior to the Commencement Date.
As used herein, “Assumed Lease” means that certain Lease Agreement originally between Landlord and Codexis, Inc., a Delaware corporation, dated January 29, 2021, as amended by that certain Consent to Assignment and First Amendment dated September 6, 2023, which was assigned to and assumed by Tenant pursuant to an Assignment and Assumption of Lease dated as of September 1, 2023.
(b)    Suite 400 Office Premises. Landlord and Tenant acknowledge that although the Suite 400 Office Premises is in a condition that would allow a tenant to operate in the Suite 400 Office Premises upon delivery to Tenant, Tenant has requested and Landlord has agreed to construct nonstructural alterations in the Suite 400 Office Premises in accordance with the work letter attached hereto as Exhibit C-1A (the “Suite 400 Office Premises Work Letter”). Landlord shall use diligent efforts to Deliver (as such term is defined in Section 2(f) below) the Suite 400 Office Premises to Tenant on or before the date that is 87 days after the Effective Date (the “Target Suite 400 Office Premises Commencement Date”), with the Suite 400 Office Premises Alterations Substantially Completed. If Landlord fails to timely Deliver the Suite 400 Office Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided in this Section 2(b). Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the Suite 400 Office Premises to Tenant (i) by the date that is 45 days after the Target Suite 400 Office Premises Commencement Date (as such date may be extended 1 day for each day of Force Majeure (as defined in Section 34) delay (not to exceed 120 days), Tenant Delays and the failure of Iovance Biotherapeutics, Inc. (“Iovance”), the existing tenant of Suite 400, to surrender the Suite 400 Office Premises by the Iovance Outside Surrender Date, the “Initial Abatement Date”), then, commencing immediately following the expiration of the Suite 400 Office Premises Abatement Period (as defined in Section 3(a) below), Base Rent payable with respect to the Suite 400 Office Premises only shall be abated 1 day for each day after the Initial Abatement Date through the Second Abatement Date that Landlord fails to Deliver the Suite 400 Office Premises to Tenant with the Suite 400 Office Premises Alterations Substantially Completed, and (ii) by the date that is 75 days after the Target Suite 400 Office Premises Commencement Date (as such date may be extended 1 day for each day of Force Majeure delay (not to exceed 120 days), Tenant Delays and the failure of Iovance to surrender the Suite 400 Office Premises by the Iovance Outside Surrender Date, the “Second Abatement Date”), then, commencing immediately following the expiration of the Suite 400

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Office Premises Abatement Period, Base Rent payable with respect to the Suite 400 Office Premises only shall be abated 2 days for each day after the Second Abatement Date that Landlord fails to Deliver the Suite 400 Office Premises to Tenant with the Suite 400 Office Premises Alterations Substantially Completed. If Landlord does not Deliver the Suite 400 Office Premises to Tenant within 120 days of the Target Suite 400 Office Premises Commencement Date for any reason other than Force Majeure delays (not to exceed 120 days), Tenant Delays, or the failure of Iovance to surrender the Suite 400 Office Premises by January 14, 2025 for any reason other than Tenant’s failure to deliver the Iovance Sublease Premises (as defined in Section 22(a)) to Iovance (the “Iovance Outside Surrender Date”), this Lease with respect to the Suite 400 Office Premises only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to the Suite 400 Office Premises, except with respect to provisions which expressly survive termination of this Lease. As used in this Section 2(b), the terms “Suite 400 Office Premises Alterations” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Suite 400 Office Premises Work Letter. If Tenant does not elect to void this Lease with respect to the Suite 400 Office Premises within 10 business days of the lapse of such 120-day period (as extended by Force Majeure delays (not to exceed 120 days), Tenant Delays and the failure of Iovance to surrender the Suite 400 Office Premises by the Iovance Outside Surrender Date), such right to void this Lease with respect to the Suite 400 Office Premises shall be waived and this Lease shall remain in full force and effect.
The “Suite 400 Office Premises Commencement Date” shall be the earlier of: (A) the date Landlord Delivers the Suite 400 Office Premises to Tenant professionally cleaned, free of trash, with the Suite 400 Office Premises Alterations Substantially Completed and otherwise in substantially the same condition as existed on the Effective Date; and (B) the date Landlord could have Delivered the Suite 400 Office Premises but for Tenant Delays; provided however that, notwithstanding the Substantial Completion of the Suite 400 Office Premises Alterations prior to the Target Suite 400 Office Premises Commencement Date, in no event shall the Suite 400 Office Premises Commencement Date occur prior to the Target Suite 400 Office Premises Commencement Date unless the Suite 400 Office Premises Alterations are Substantially Completed and Tenant elects by delivery of written notice to Landlord to occupy the Suite 400 Office Premises prior to the Target Suite 400 Office Premises Commencement Date.
Iovance has agreed to transfer substantially all of its office furniture and the breakroom appliances located in the Suite 400 Office Premises to Tenant (the “Suite 400 Office Premises FF&E”). Landlord and Tenant agree that the Suite 400 Office Premises FF&E may remain in the Suite 400 Office Premises while Landlord constructs the Suite 400 Office Premises Alterations; provided, however, that Landlord shall use commercially reasonable efforts not to damage the Suite 400 Office Premises FF&E, but Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to the Suite 400 Office Premises FF&E kept within the Suite 400 Office Premises during such construction.  Promptly following the date that Iovance surrenders the Suite 400 Office Premises, Landlord and Tenant shall conduct a walk-through of the Suite 400 Office Premises and Landlord shall promptly at its sole cost remove or cause Iovance to remove any personal property remaining in the Suite 400 Office Premises identified by Tenant as not being part of the Suite 400 Office Premises FF&E.
Except as expressly set forth in this Lease: (i) Tenant shall accept the Suite 400 Office Premises in their condition as of the Suite 400 Office Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Suite 400 Office Premises; and (iii) Tenant’s taking possession of the Suite 400 Office Premises shall be conclusive evidence that Tenant accepts the Suite 400 Office Premises. Any occupancy of the Suite 400 Office Premises by Tenant before the Suite 400 Office Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses with respect to the Suite 400 Office Premises. Notwithstanding anything to the contrary contained herein, nothing in this paragraph shall limit Landlord’s

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obligations with respect to the performance of the Suite 400 Office Premises Alterations pursuant to the Suite 400 Office Premises Work Letter, Landlord’s obligations under the second paragraph of Section 7 of this Lease, or Landlord’s repair and maintenance obligations under Section 13 of this Lease.
For the period of 365 consecutive days after the Suite 400 Office Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Suite 400 Office Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall have the benefit of any warranties issued to Landlord in connection with the Suite 400 Office Premises Alterations.
(c)    Suite 400 Lab Premises. Landlord and Tenant acknowledge that although the Suite 400 Lab Premises is in a condition that would allow a tenant to operate in the Suite 400 Lab Premises upon delivery to Tenant, Tenant has requested and Landlord has agreed to construct nonstructural alterations in the Suite 400 Lab Premises in accordance with the work letter attached hereto as Exhibit C-1B (the “Suite 400 Lab Premises Work Letter”). Landlord shall use diligent efforts to Deliver the Suite 400 Lab Premises to Tenant on or before the date that is 367 days after the Effective Date (the “Target Suite 400 Lab Premises Commencement Date”), with the Suite 400 Lab Premises Alterations Substantially Completed. If Landlord fails to timely Deliver the Suite 400 Lab Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided in this Section 2(c). Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the Suite 400 Lab Premises to Tenant (i) by the date that is 45 days after the Target Suite 400 Lab Premises Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and/or the failure of Iovance to surrender the Suite 400 Lab Premises by the Iovance Outside Surrender Date, the “Initial Suite 400 Lab Premises Abatement Date”), then, commencing immediately following the expiration of the Suite 400 Lab Premises Abatement Period (as defined in Section 3(a) below), Base Rent payable with respect to the Suite 400 Lab Premises only shall be abated 1 day for each day after the Initial Suite 400 Lab Premises Abatement Date through the Second Suite 400 Lab Premises Abatement Date that Landlord fails to Deliver the Suite 400 Lab Premises to Tenant with the Suite 400 Lab Premises Alterations Substantially Completed, and (ii) by the date that is 75 days after the Target Suite 400 Lab Premises Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and/or the failure of Iovance to surrender the Suite 400 Lab Premises by the Iovance Outside Surrender Date, the “Second Suite 400 Lab Premises Abatement Date”), then, commencing immediately following the expiration of the Suite 400 Lab Premises Abatement Period, Base Rent payable with respect to the Suite 400 Lab Premises only shall be abated 2 days for each day after the Second Suite 400 Lab Premises Abatement Date that Landlord fails to Deliver the Suite 400 Lab Premises to Tenant with the Suite 400 Lab Premises Alterations Substantially Completed. If Landlord does not Deliver the Suite 400 Lab Premises to Tenant within 120 days of the Target Suite 400 Lab Premises Commencement Date for any reason other than Force Majeure delays (not to exceed 120 days), Tenant Delays or the failure of Iovance to surrender the Suite 400 Lab Premises by the Iovance Outside Surrender Date, this Lease with respect to the Suite 400 Lab Premises only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to the Suite 400 Lab Premises, except with respect to provisions which expressly survive termination of this Lease. As used in this Section 2(c), the terms “Suite 400 Lab Premises Alterations” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Suite 400 Lab Premises Work Letter. If Tenant does not elect to void this Lease with respect to the Suite 400 Lab Premises within 10 business days of the lapse of such 120-day period (as extended by Force Majeure delays (not to exceed 120 days), Tenant Delays and the failure of Iovance to surrender the Suite 400 Lab Premises by the Iovance Outside Surrender Date), such right to void this Lease shall be waived and this Lease with respect to the Suite 400 Lab Premises shall remain in full force and effect.

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The “Suite 400 Lab Premises Commencement Date” shall be the earlier of: (A) the date Landlord Delivers the Suite 400 Lab Premises to Tenant professionally cleaned, free of trash, with the Suite 400 Lab Premises Alterations Substantially Completed and otherwise in substantially the same condition as existed on the Effective Date; and (B) the date Landlord could have Delivered the Suite 400 Lab Premises but for Tenant Delays; provided however that, notwithstanding the Substantial Completion of the Suite 400 Lab Premises Alterations prior to the Target Suite 400 Lab Premises Commencement Date, in no event shall the Suite 400 Lab Premises Commencement Date occur prior to the Target Suite 400 Lab Premises Commencement Date unless the Suite 400 Lab Premises Alterations are Substantially Completed and Tenant elects by delivery of written notice to Landlord to occupy the Suite 400 Lab Premises prior to the Target Suite 400 Lab Premises Commencement Date.
Iovance has agreed to transfer four (4) workstations located in the Suite 400 Lab Premises to Tenant (the “Suite 400 Lab Premises FF&E”). Landlord and Tenant agree that the Suite 400 Lab Premises FF&E may remain in the Suite 400 Lab Premises while Landlord constructs the Suite 400 Lab Premises Alterations; provided, however, that Landlord shall use commercially reasonable efforts not to damage the Suite 400 Lab Premises FF&E, but Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to the Suite 400 Lab Premises FF&E kept within the Suite 400 Lab Premises during such construction. Promptly following the date that Iovance surrenders the Suite 400 Lab Premises, Landlord and Tenant shall conduct a walk-through of the Suite 400 Lab Premises and Landlord shall promptly at its sole cost remove or cause Iovance to remove any personal property remaining in the Suite 400 Lab Premises identified by Tenant as not being part of the Suite 400 Lab Premises FF&E.
Except as expressly set forth in this Lease: (i) Tenant shall accept the Suite 400 Lab Premises in their condition as of the Suite 400 Lab Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Suite 400 Lab Premises; and (iii) Tenant’s taking possession of the Suite 400 Lab Premises shall be conclusive evidence that Tenant accepts the Suite 400 Lab Premises. Any occupancy of the Suite 400 Lab Premises by Tenant before the Suite 400 Lab Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses with respect to the Suite 400 Lab Premises. Notwithstanding anything to the contrary contained herein, nothing in this paragraph shall limit Landlord’s obligations with respect to the performance of the Suite 400 Lab Premises Alterations in accordance with the Suite 400 Lab Premises Work Letter, Landlord’s obligations under the second paragraph of Section 7 of this Lease, or Landlord’s repair and maintenance obligations under Section 13 of this Lease.
For the period of 365 consecutive days after the Suite 400 Lab Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Suite 400 Lab Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Suite 400 Lab Premises Alterations.
(d)    Suite 500. Landlord and Tenant acknowledge that although Suite 500 is in a condition that would allow a tenant to operate in Suite 500 upon delivery to Tenant, Tenant has requested and Landlord has agreed to construct nonstructural alterations in Suite 500 in accordance with the work letter attached hereto as Exhibit C-2 (the “Suite 500 Work Letter”). Landlord shall use diligent efforts to Deliver Suite 500 to Tenant on or before the date that is 396 days after the Effective Date (the “Target Suite 500 Commencement Date”), with the Suite 500 Alterations Substantially Completed. If Landlord fails to timely Deliver Suite 500, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided in this Section 2(d). Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver Suite 500 to Tenant (i) by the date that is 45 days after the Target Suite 500 Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and the failure of

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Allakos Inc. (“Allakos”), the existing tenant of Suite 500, to surrender Suite 500 by the Allakos Outside Surrender Date, the “Initial Suite 500 Abatement Date”), then, commencing immediately following the expiration of the Suite 500 Abatement Period (as defined in Section 3(a) below), Base Rent payable with respect to Suite 500 only shall be abated 1 day for each day after the Initial Suite 500 Abatement Date through the Second Suite 500 Abatement Date that Landlord fails to Deliver Suite 500 to Tenant with the Suite 500 Alterations Substantially Completed, and (ii) by the date that is 75 days after the Target Suite 500 Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and the failure of Allakos to surrender Suite 500 by the Allakos Outside Surrender Date, the “Second Suite 500 Abatement Date”), then, commencing immediately following the expiration of the Suite 500 Abatement Period, Base Rent payable with respect to Suite 500 only shall be abated 2 days for each day after the Second Suite 500 Abatement Date that Landlord fails to Deliver Suite 500 to Tenant with the Suite 500 Alterations Substantially Completed. If Landlord does not Deliver Suite 500 to Tenant within 120 days of the Target Suite 500 Commencement Date for any reason other than Force Majeure delays (not to exceed 120 days), Tenant Delays or the failure of Allakos to surrender Suite 500 by the date that is 150 days after the Effective Date (the “Allakos Outside Surrender Date”), this Lease with respect to Suite 500 only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to Suite 500, except with respect to provisions which expressly survive termination of this Lease. As used in this Section 2(d), the terms “Suite 500 Alterations” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Suite 500 Work Letter. If Tenant does not elect to void this Lease with respect to Suite 500 within 10 business days of the lapse of such 120-day period (as extended by Force Majeure delays (not to exceed 120 days), Tenant Delays and the failure of Allakos to surrender Suite 500 by the Allakos Outside Surrender Date), such right to void this Lease with respect to Suite 500 shall be waived and this Lease shall remain in full force and effect. Landlord and Tenant acknowledge and agree that Allakos has informed Landlord that if this Lease is not executed by September 30, 2024, then Allakos’ surrender of Suite 500 and Suite 600 will be delayed beyond March 15, 2025.
If Allakos does not surrender Suite 500 by August 1, 2025, this Lease with respect to Suite 500 only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to Suite 500, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease with respect to Suite 500 pursuant to the immediately preceding sentence by August 10, 2025, such right to void this Lease with respect to Suite 500 shall be waived and this Lease shall remain in full force and effect.
The “Suite 500 Commencement Date” shall be the earlier of: (A) the date Landlord Delivers Suite 500 to Tenant with the applicable Landlord’s FF&E present, professionally cleaned, free of trash and personal property other than Landlord’s FF&E that Landlord and Tenant have agreed to locate within Suite 500, with the Suite 500 Alterations Substantially Completed and otherwise in substantially the same condition as existing on the Effective Date; and (B) the date Landlord could have Delivered Suite 500 but for Tenant Delays; provided however that, notwithstanding the Substantial Completion of the Suite 500 Alterations prior to the Target Suite 500 Commencement Date, in no event shall the Suite 500 Commencement Date occur prior to the Target Suite 500 Commencement Date unless the Suite 500 Alterations are Substantially Completed and Tenant elects by delivery of written notice to Landlord to occupy Suite 500 prior to the Target Suite 500 Commencement Date. The Suite 400 Office Premises Commencement Date, the Suite 400 Lab Premises Commencement Date, the Suite 500 Commencement Date and the Suite 600 Commencement Date may each be referred to herein as a “Additional Premises Commencement Date”. The first to occur of the Suite 400 Office Premises Commencement Date, the Suite 400 Lab Premises Commencement Date, the Suite 500 Commencement Date and the Suite 600 Commencement Date shall be referred to herein as the “Initial Additional Premises Commencement Date”.

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Except as expressly set forth in this Lease: (i) Tenant shall accept Suite 500 in its condition as of the Suite 500 Commencement Date; (ii) Landlord shall have no obligation for any defects in Suite 500; and (iii) Tenant’s taking possession of Suite 500 shall be conclusive evidence that Tenant accepts Suite 500. Any occupancy of Suite 500 by Tenant before the Suite 500 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses with respect to Suite 500. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Suite 500 Alterations. Notwithstanding anything to the contrary contained herein, nothing in this paragraph shall limit Landlord’s obligations with respect to the performance of the Suite 500 Alterations pursuant to the Suite 500 Work Letter, Landlord’s obligations under the second paragraph of Section 7 of this Lease, or Landlord’s repair and maintenance obligations under Section 13 of this Lease.
For the period of 365 consecutive days after the Suite 500 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Suite 500, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.
(e)    Suite 600. Landlord and Tenant acknowledge that although Suite 600 is in a condition that would allow a tenant to operate in Suite 600 upon delivery to Tenant, Tenant has requested and Landlord has agreed to construct nonstructural alterations in Suite 600 in accordance with the work letter attached hereto as Exhibit C-3 (the “Suite 600 Work Letter”). Landlord shall use diligent efforts to Deliver Suite 600 to Tenant on or before June 1, 2026 (the “Target Suite 600 Commencement Date”), with the Suite 600 Alterations Substantially Completed. If Landlord fails to timely Deliver Suite 600, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided in this Section 2(e). Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver Suite 600 to Tenant (i) by the date that is 45 days after the Target Suite 600 Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and/or the failure of Allakos to surrender Suite 600 by the Allakos Outside Surrender Date, the “Initial Suite 600 Abatement Date”), then, commencing immediately following the expiration of the Suite 600 Abatement Period (as defined in Section 3(a) below), Base Rent payable with respect to Suite 600 only shall be abated 1 day for each day after the Initial Suite 600 Abatement Date through the Second Suite 600 Abatement Date that Landlord fails to Deliver Suite 600 to Tenant with the Suite 600 Alterations Substantially Completed, and (ii) by the date that is 75 days after the Target Suite 600 Commencement Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days), Tenant Delays and/or the failure of Allakos to surrender Suite 600 by the Allakos Outside Surrender Date, the “Second Suite 600 Abatement Date”), then, commencing immediately following the expiration of the Suite 600 Abatement Period, Base Rent payable with respect to Suite 600 only shall be abated 2 days for each day after the Second Suite 600 Abatement Date that Landlord fails to Deliver Suite 600 to Tenant with the Suite 600 Alterations Substantially Completed. If Landlord does not Deliver Suite 600 to Tenant within 120 days of the Target Suite 600 Commencement Date for any reason other than Force Majeure delays (not to exceed 120 days), Tenant Delays or the failure of Allakos to surrender Suite 600 by the Allakos Outside Surrender Date, this Lease with respect to Suite 600 only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to Suite 600, except with respect to provisions which expressly survive termination of this Lease. As used in this Section 2(e), the terms “Suite 600 Alterations” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Suite 600 Work Letter. The work letters attached to the Original Lease and the Assumed Lease, the Suite 400 Office Premises Work Letter, the Suite 400 Lab Premises Work Letter, the Suite 500 Work Letter, the Suite 600 Work Letter, and the Pilot Plant Work Letter (as defined in Section 12(a) below) may all be collectively referred to herein as the “Work Letters”. If Tenant does not elect to void this Lease with respect to Suite 600 within 10 business days of the lapse of such 120-day period (as extended by Force

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Majeure delays (not to exceed 120 days), Tenant Delays and the failure of Allakos to surrender Suite 600 by the Allakos Outside Surrender Date), such right to void this Lease with respect to Suite 600 shall be waived and this Lease shall remain in full force and effect.
If Allakos does not surrender Suite 600 by August 1, 2025, this Lease with respect to Suite 600 only may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to Suite 600, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease with respect to Suite 600 pursuant to the immediately preceding sentence by August 10, 2025, such right to void this Lease with respect to Suite 600 shall be waived and this Lease shall remain in full force and effect.
The “Suite 600 Commencement Date” shall be the earlier of: (A) the date Landlord Delivers Suite 600 to Tenant with the applicable Landlord’s FF&E present, professionally cleaned, free of trash and personal property other than Landlord’s FF&E that Landlord and Tenant have agreed to located within Suite 600, with the Suite 600 Alterations Substantially Completed and otherwise in substantially the same condition as existing on the Effective Date; and (B) the date Landlord could have Delivered Suite 600 but for Tenant Delays; provided, however, that notwithstanding the Substantial Completion of the Suite 600 Alterations prior to the Target Suite 600 Commencement Date, the Suite 600 Commencement Date may not occur before the Target Suite 600 Commencement Date; unless the Suite 600 Alterations are Substantially Completed and Tenant elects by delivery of written notice to Landlord to occupy Suite 600 prior to the Target Suite 600 Commencement Date. Notwithstanding the foregoing, should Tenant desire to accelerate the Target Suite 600 Commencement Date to a date sooner than June 1, 2026, then Tenant shall have the ability to do so by providing Landlord with written notice no less than 9 months in advance of the date that Tenant desires the Suite 600 Commencement Date to occur (which date, for the avoidance of doubt, shall be subject to Force Majeure (not to exceed 120 days), Tenant Delays and/or the failure of Allakos to surrender Suite 600 as provided above); provided, however, that Tenant acknowledges and agrees that Landlord will require 12 months after the Suite 600 Space Plans (as defined in the Suite 600 Work Letter) are finalized to Substantially Complete the Suite 600 Alterations so, notwithstanding the foregoing, in no event shall Tenant have the right to advance the Target Suite 600 Commencement Date to a date prior to the date that is 12 months after the Suite 600 Space Plans have been finalized.
Except as expressly set forth in this Lease: (i) Tenant shall accept Suite 600 in its condition as of the Suite 600 Commencement Date; (ii) Landlord shall have no obligation for any defects in Suite 600; and (iii) Tenant’s taking possession of Suite 600 shall be conclusive evidence that Tenant accepts Suite 600. Any occupancy of Suite 600 by Tenant before the Suite 600 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses with respect to Suite 600. Tenant shall also have the benefit of any warranties issued to Landlord in connection with the Suite 600 Alterations. Notwithstanding anything to the contrary contained herein, nothing in this paragraph shall limit Landlord’s obligations with respect to the performance of the Suite 600 Alterations pursuant to the Suite 600 Work Letter, Landlord’s obligations under the second paragraph of Section 7 of this Lease, or Landlord’s repair and maintenance obligations under Section 13 of this Lease.
For the period of 365 consecutive days after the Suite 600 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Suite 600, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.
(f)    Generally. The Suite 400 Office Premises Alterations, the Suite 400 Lab Premises Alterations, the Suite 500 Alterations and the Suite 600 Alterations may be collectively referred to as the

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“Additional Premises Alterations”. As used in this Lease, “Deliver” or “Delivery” shall mean with respect to each portion of the Additional Premises, respectively, Landlord’s delivery of such portion of the Additional Premises to Tenant with the applicable Additional Premises Alterations Substantially Completed. Upon request of Landlord, Tenant shall execute and deliver one or more written acknowledgments of the Suite 400 Office Premises Commencement Date, Suite 400 Lab Premises Commencement Date, Suite 500 Commencement Date, Suite 600 Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, the failure of either party to execute and deliver such acknowledgment shall not affect either party’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined in the Basic Lease Provisions and any Extension Terms which Tenant may exercise pursuant to Section 39 of this Lease.
During the Term, Tenant shall have the right to use the furniture and equipment located in Suite 500 and Suite 600 identified on Exhibit J attached hereto (the “Landlord’s FF&E”), at no additional cost or expense to Tenant. Tenant shall have no right to remove any of Landlord’s FF&E from the Premises, and Landlord’s FF&E shall remain in the Premises at the expiration or earlier termination of the Term in substantially the same condition as received, subject to ordinary wear and tear and casualty damage. Promptly following the date that Allakos surrenders each of Suite 500 and Suite 600, Landlord and Tenant shall conduct a walk-through of each of Suite 500 and Suite 600 to prepare a detailed inventory of Landlord’s FF&E and, once such detailed inventory has been finalized, Landlord and Tenant may amend this Lease to replace Exhibit J with such detailed inventory list. If Tenant identifies to Landlord that any Landlord’s FF&E Tenant expected to be in Suite 500 is in Suite 600 or any Landlord’s FF&E Tenant expected to be in Suite 600 is in Suite 500, Landlord shall promptly at its sole cost relocate such Landlord’s FF&E to the proper suite.
Tenant agrees and acknowledges that, except as otherwise expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. Landlord represents and warrants that the person signing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord as a legally binding contract of Landlord. Tenant represents and warrants that the person signing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant as a legally binding contract of Tenant. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.
3.    Rent.
(a)    Base Rent. Commencing on the (i) Commencement Date with respect to the Prior Premises, (ii) the Suite 400 Office Premises Commencement Date with respect to the Suite 400 Office Premises, (iii) the Suite 400 Lab Premises Commencement Date with respect to the Suite 400 Lab Premises, (iv) the Suite 500 Commencement Date with respect to Suite 500, and (v) the Suite 600 Commencement Date with respect to Suite 600, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off (except for any abatement, reduction or set-off as may be expressly provided in this Lease), monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof (subject to the applicable Abatement Periods (as defined below)), in lawful currency of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, or via federally insured wire transfer (including ACH) pursuant to the wire instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of

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Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement, reduction or set-off as may be expressly provided in this Lease.
Notwithstanding anything contained herein to the contrary, so long as Tenant is not then in default under this Lease (beyond any applicable notice or cure periods), Base Rent shall be abated as follows: (w) with respect to the Suite 400 Office Premises only, for the period commencing on the Suite 400 Office Premises Commencement Date (or, if the Suite 400 Office Premises Commencement Date does not occur on the first day of a calendar month, then on the first day of the first full calendar month following the Suite 400 Office Premises Commencement Date) through the expiration of the 8th full calendar month following the Suite 400 Office Premises Commencement Date (the “Suite 400 Office Premises Abatement Period”), (x) with respect to the Suite 400 Lab Premises only, for the period commencing on the Suite 400 Lab Premises Commencement Date (or, if the Suite 400 Lab Premises Commencement Date does not occur on the first day of a calendar month, then on the first day of the first full calendar month following the Suite 400 Lab Premises Commencement Date) through the expiration of the 8th full calendar month following the Suite 400 Lab Premises Commencement Date (the “Suite 400 Lab Premises Abatement Period”), (y) with respect to Suite 500 only, for the period commencing on the Suite 500 Commencement Date (or, if the Suite 500 Commencement Date does not occur on the first day of a calendar month, then on the first day of the first full calendar month following the Suite 500 Commencement Date) through the expiration of the 8th full calendar month following the Suite 500 Commencement Date (the “Suite 500 Abatement Period”), and (z) with respect to Suite 600 only, for the period commencing on the Suite 600 Commencement Date (or, if the Suite 600 Commencement Date does not occur on the first day of a calendar month, then on the first day of the first full calendar month following the Suite 600 Commencement Date) through the expiration of the 8th full calendar month following the Suite 600 Commencement Date (the “Suite 600 Abatement Period”). The Suite 400 Office Premises Abatement Period, Suite 400 Lab Premises Abatement Period, Suite 500 Abatement Period and Suite 600 Abatement Period may be collectively referred to herein as the “Abatement Periods”. Notwithstanding anything to the contrary contained herein, if the Suite 400 Office Premises Commencement Date, Suite 400 Lab Premises Commencement Date, Suite 500 Commencement Date and/or the Suite 600 Commencement Date occur on a day other than the first day of a calendar month, then, commencing on the Suite 400 Office Premises Commencement Date, Suite 400 Lab Premises Commencement Date, Suite 500 Commencement Date and/or the Suite 600 Commencement Date, as applicable, Tenant shall pay to Landlord the prorated Base Rent due (which shall not be subject to abatement pursuant to this paragraph) for the Suite 400 Office Premises, the Suite 400 Lab Premises, Suite 500 and/or Suite 600, as applicable, for the calendar month in which the Suite 400 Office Premises Commencement Date, Suite 400 Lab Premises Commencement Date, Suite 500 Commencement Date and the Suite 600 Commencement Date, respectively, occur. Subject to any additional abatement of Base Rent to which Tenant is entitled under Section 2(b), 2(c), 2(d) or 2(e), if any, Tenant shall commence paying full Base Rent (A) with respect to the entire Suite 400 Office Premises on the day immediately following the expiration of the Suite 400 Office Premises Abatement Period, (B) with respect to the entire Suite 400 Lab Premises on the day immediately following the expiration of the Suite 400 Lab Premises Abatement Period, (C) with respect to the entirety of Suite 500 on the day immediately following the expiration of the Suite 500 Abatement Period, and (D) with respect to the entirety of Suite 600 on the day immediately following the expiration of the Suite 600 Abatement Period. For the avoidance of doubt, Tenant will be required to pay Operating Expenses and all other amounts to under this Lease with respect to the Suite 400 Office Premises during the Suite 400 Office Premises Abatement Period, with respect to the Suite 400 Lab Premises during the Suite 400 Lab Premises Abatement Period, with respect to Suite 500 during the Suite 500 Abatement Period and with respect to Suite 600 during the Suite 600 Abatement Period.
(b)    Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the (i) Commencement Date with respect to the Prior Premises, (ii) the Suite 400 Office Premises Commencement Date with respect to the Suite 400

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Office Premises, (iii) the Suite 400 Lab Premises Commencement Date with respect to the Suite 400 Lab Premises, (iv) the Suite 500 Commencement Date with respect to Suite 500, and (v) the Suite 600 Commencement Date with respect to Suite 600, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.    Base Rent.
(a)    Annual Adjustments.
(i)    Base Rent with respect to Suite 200A and Suite 300 shall continue to increase on each January 1st during the Base Term (each, an “Suite 200A/300 Adjustment Date”) by multiplying the Base Rent payable with respect to Suite 200A and Suite 300 immediately before such Suite 200A/300 Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable with respect to Suite 200A and Suite 300 immediately before such Suite 200A/300 Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
(ii)    Base Rent with respect to Suite 100A and Suite 200B shall continue to increase on each December 1st during the Base Term (each, an “Suite 100A/200B Adjustment Date”) by multiplying the Base Rent payable with respect to Suite 100A and Suite 200B immediately before such Suite 100A/200B Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable with respect to Suite 100A and Suite 200B immediately before such Suite 100A/200B Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein.
(iii)    Base Rent with respect to the Suite 400 Office Premises, the Suite 400 Lab Premises, Suite 500 and Suite 600 shall increase on each annual anniversary of the Initial Additional Premises Commencement Date (each, a “Suite 400/500/600 Adjustment Date”) by multiplying the Base Rent payable with respect to the Suite 400 Office Premises, the Suite 400 Lab Premises, Suite 500 and Suite 600, as applicable, immediately before such Suite 400/500/600 Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable with respect to the Suite 400 Office Premises, the Suite 400 Lab Premises, Suite 500 and Suite 600, as applicable, immediately before such Suite 400/500/600 Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein.
(iv)    Base Rent adjustments for any fractional calendar month shall be prorated.
(b)    Additional TI Allowance. Tenant shall continue to pay, on the first day of each month during the Base Term through December 31, 2025 (the “Original Expiration Date”), the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord pursuant to the work letter attached to the Original Lease, in equal monthly payments with interest at a rate of 7% per annum over the period commencing on the Commencement Date (as such term was defined in the Original Lease) of the Original Lease through the Original Expiration Date, which is equal to $95,187.60 per month (“TI Rent”). If this Lease terminates prior to the Original Expiration Date, then any TI Rent remaining unpaid as of such early termination of this Lease shall be paid to Landlord in a lump sum upon the early termination of this Lease. Tenant, at Tenant’s option, may prepay the then outstanding TI Rent in full at any time without penalty. TI Rent shall not be subject to annual adjustments pursuant to Section 4(a).

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5.    Operating Expense Payments. Landlord shall, prior to the beginning of each calendar year, deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but no more often than quarterly). Commencing on the (a) Commencement Date with respect to the Prior Premises, (b) the Suite 400 Office Premises Commencement Date with respect to the Suite 400 Office Premises, (c) the Suite 400 Lab Premises Commencement Date with respect to the Suite 400 Lab Premises, (d) the Suite 500 Commencement Date with respect to Suite 500, and (e) the Suite 600 Commencement Date with respect to Suite 600, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, (1) Taxes (as defined in Section 9), (2) the cost of upgrades to the Building or Project required to comply with Legal Requirements (provided that to the extent that such upgrades are capital in nature they shall be amortized in accordance with subsection (3) below) or enhanced services provided at the Building and/or Project determined reasonably necessary by Landlord, which in each case is reasonably intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”), (3) Permitted Capital Improvements (as defined below) amortized over the useful life of such Permitted Capital Improvements as reasonably determined by Landlord taking into account all relevant factors, including the 24x7 operation of the Building, (4) the cost (including, without limitation, any subsidies which Landlord may provide in connection with the common area amenities (the “Project Amenities”)) of the Project Amenities now or hereafter located at the Project and made available, subject to temporary interruptions and/or Force Majeure, for use by Tenant in common with others having the right thereto, (5) costs related to any parking structure or parking areas serving the Project and costs for transportation services made available to Tenant (including costs associated with Landlord’s operation of or participation in a shuttle service, if any), and (6) subject to the final paragraph of Section 14, and the costs of Landlord’s third party property manager (not to exceed 3% of the then-current Base Rent) or, if there is no third party property manager (not to exceed 3% of Base Rent), administration rent in the amount of 3% of the then-current Base Rent (“Administration Rent”) (provided that during the Abatement Periods, Tenant shall nonetheless be required to pay Administration Rent each month equal to the amount of the Administration Rent that Tenant would have been required to pay in the absence of there being any Abatement Periods)), excluding only the items listed on Exhibit L attached hereto.
    In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) the useful life of such capital items, or (B) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.
Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after

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delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.
The Annual Statement shall be final and binding upon Tenant unless Tenant, within 120 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 120 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year. Tenant shall not disclose any Expense Information provided or the results of any Independent Review to any third parties; provided, however, that Tenant may disclose such information to Tenant’s employees, attorneys, consultants and accountants (provided that Tenant shall deliver written notice to all parties requiring them to treat such information as confidential) in connection with Tenant’s business at the Premises or if required in connection with any dispute resolution proceeding between Landlord and Tenant or as required by law.
“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. The rentable square footage of the Premises, the Building or the Project reflected in the Basic Lease Provisions shall not be subject to remeasurement by either party during the Term. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
Following the 2024 calendar year (the “Controllable Operating Expense Base Year”), that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) only shall be increased by no more than 5% per year during the Base Term. Such limitation of 5% per year on

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increases shall be cumulative year to year, so that if in any year the increase in cumulative Controllable Operating Expenses is less than 5%, then the difference between 5% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 5% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 5% compounded annually since January 1st of the first full calendar year following the Controllable Operating Expense Base Year. “Controllable Operating Expenses” shall mean those Operating Expenses for which increases are reasonably within the control of Landlord, and, for the avoidance of doubt, shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, collectively bargained union wages, landscaping costs, security costs, costs for transportation services, the amortized cost of capital repairs and replacements, expenses caused by changes in Legal Requirements, repairs and replacements costs incurred due to Force Majeure events, costs incurred due to Force Majeure events, janitorial services and Utilities. Notwithstanding anything to the contrary contained in this paragraph, to the extent that any new line item or new category of costs or expenses arises during the Base Term (each, a “New Expense Item”), Landlord may pass through such New Expense Item as part of Operating Expenses; provided, however, that to the extent that such New Expense Item is a Controllable Operating Expense, following the first full calendar year after such New Expense Item arises (as appropriately adjusted if not utilized or cost stabilized), such New Expense Item shall be increased, subject to the second full sentence of this paragraph, by no more than 5% per year during the Base Term. To the extent that any existing line item or category of expenses ceases to be applicable, then commencing in the first full calendar year after such existing line item or category of expenses ceases to be applicable, Controllable Operating Expenses shall be equitably adjusted to take into account that such existing line item or category of expenses no longer applies. The 2024 Controllable Operating Expense Base Year shall apply only with respect to the Premises identified in The Basic Lease Provisions. Any additional space that may be added to the Premises in the future, shall be subject to a Controllable Operating Expense base year based on the first full calendar following the commencement date of the Lease with respect to such additional Premises (as appropriately adjusted if not utilized or cost stabilized).
6.    Security Deposit. Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the State of California. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall, within 10 business days of written demand, pay Landlord the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably

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necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.
Landlord and Tenant acknowledge and agree that, as of the Effective Date, Landlord is holding one Letter of Credit in the amount of $220,655.79 and a second Letter of Credit in the amount of $870,620.80, which shall serve as the Security Deposit under this Lease.
If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
7.    Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 10 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement, unless Tenant is actively contesting any such determination in good faith and by appropriate legal proceedings, provided that Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and further provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or civil liability. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. The Permitted Use as defined in this Lease will not result in the voidance of or an increased insurance risk or cause the disallowance of any sprinkler or other credits with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon written demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s specific use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises. Tenant shall not use or allow the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Building or Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or

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delayed. Except as may be provided under the Work Letters, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.
Landlord shall be responsible subject to the terms of the Work Letters as provided herein and not as part of Operating Expenses, (a) subject to the terms of the Suite 400 Office Premises Work Letter, for the compliance of the Suite 400 Office Premises and the Suite 400 Office Premises Alterations (as such terms are defined in Section 2(a) of the Suite 400 Office Premises Work Letter) with Legal Requirements (including the ADA) as of the Suite 400 Office Premises Commencement Date, (b) subject to the terms of the Suite 400 Lab Premises Work Letter, for the compliance of the Suite 400 Lab Premises and the Suite 400 Lab Premises Alterations (as such terms are defined in Section 2(a) of the Suite 400 Lab Premises Work Letter) with Legal Requirements (including the ADA) as of the Suite 400 Lab Premises Commencement Date, (c) subject to the terms of the Suite 500 Work Letter, for the compliance of Suite 500 and the Suite 500 Alterations (as such terms are defined in Section 2(a) of the Suite 500 Work Letter) with Legal Requirements (including the ADA) as of the Suite 500 Commencement Date, and (d) subject to the terms of the Suite 600 Work Letter, for the compliance of Suite 600 and the Suite 600 Alterations (as such terms are defined in Section 2(a) of the Suite 600 Work Letter) with Legal Requirements (including the ADA) as of the Suite 600 Commencement Date. Subject to Landlord’s obligations in the immediately preceding sentence, commencing on (i) the Commencement Date with respect to the Prior Premises, (ii) the Suite 400 Office Premises Commencement Date with respect to the Suite 400 Office Premises, (iii) the Suite 400 Lab Premises Commencement Date with respect to the Suite 400 Lab Premises, (iv) the Suite 500 Commencement Date with respect to Suite 500, and (v) the Suite 600 Premises with respect to the Suite 600 Premises, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations. Notwithstanding any other provision herein to the contrary, subject to the terms of this paragraph, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s specific use of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s specific use of the Premises or Tenant’s Alterations.
Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees, at no material cost to Tenant, to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.    Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the

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amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as may be agreed upon by Landlord and Tenant in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Base Rent in effect during the last 30 days of the Term, plus Operating Expenses and all other amounts due under this Lease, and (B) if Tenant holds over in excess of 30 days, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.    Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. If Landlord secures an refund of Taxes for the Project for a period during the Term, to the extent that Tenant paid Taxes during such period, Tenant shall receive Tenant’s Share of such refund (i.e., the net amount after paying all reasonable costs and expenses of securing the abatement, including reasonable attorneys’ fees) as credit to be applied by Landlord against Operating Expenses next coming due (or, if no further Operating Expenses are due from Tenant under this Lease and Tenant is not in default under this Lease, a cash payment to Tenant). Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include any net income taxes or franchise, estate, inheritance, succession, gift or excess profit taxes imposed on Landlord except to the extent such taxes are in substitution for any Taxes payable hereunder, or any penalties for late payment of Taxes. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. Nothing contained in this Section 9 is intended to make Tenant responsible for the cost incurred by Landlord to obtain building permits required to construct the Additional Premises Alterations.

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10.    Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right at no additional cost to Tenant during the Term (including any Extension Term), in common with other tenants of the Project pro rata, to use approximately 2.85 parking spaces per 1,000 rentable square feet of the Premises, which parking spaces shall be located in the parking structure or other parking areas serving the Project designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Notwithstanding the foregoing, Tenant shall be entitled to 10 additional parking spaces, which parking spaces shall be in locations withing the parking areas serving the Project reasonably and mutually agreed to by Landlord and Tenant, shall be reserved for Tenant’s use (the “Reserved Parking Spaces”). Landlord shall not oversubscribe parking among tenants leasing space at the Project. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of the Reserved Parking Spaces.
If applicable to the Project, Tenant shall comply with the requirements of any TDMP (as defined below) which may be required by the City of San Carlos or other Governmental Authority with respect to the parking areas at the Project which are binding on tenants in the Project or tenants using the parking lots or structures available at the Project. A copy of any TDMP in effect from time to time during the Term shall be made available to Tenant. Notwithstanding anything to the contrary contained in this Lease, if applicable to the Project, Tenant shall be required to comply with the requirements of (and Operating Expenses shall expressly include any costs incurred by Landlord to comply with) any transportation demand management plan (“TDMP”) and any other permit conditions (e.g. rider sharing and carpooling initiatives) imposed by the City of San Carlos or other Governmental Authority.
11.    Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, HVAC, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Tenant may install, as an Alteration, submeters to measure electricity and water usage within the Premises. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as determined by Landlord reasonably and in good faith. Upon written request from Tenant (but not more than once per quarter), Landlord shall provide Tenant reasonable back up reflecting how HVAC charges are being allocated among the tenants of the Building. Landlord’s charges for Utilities shall not include any mark-up thereon. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as otherwise provided in the immediately following paragraph, the abatement of Rent. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for obtaining and paying for janitorial services for the laboratory portions of the Premises. Utilities shall be available to the Premises 24 hours per day, 7 days per week, except in the case of emergencies, as the result of Legal Requirements, the failure of any Utility provider to provide such Utilities, the performance by Landlord or any Utility provider of any installation, maintenance or repairs, or any other temporary interruptions.
Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one

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day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.
Landlord’s sole obligation for either providing an emergency generator or providing emergency back-up power to Tenant shall be: (i) to provide Tenant with its pro rata share of power available to tenants of the Building of the emergency generator serving the Building as of the Effective Date, which emergency generator is designed to have a capacity of 1.25 mW, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with an operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall, on a monthly basis as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed.
With respect to separately metered Utilities provided to the Premises that are paid for by Tenant directly to the Utility provider, if any, Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.
12.    Alterations and Tenant’s Property.
(a)    Pilot Plant. Tenant has requested that Landlord construct certain alterations to that portion of the Prior Premises located on the second floor of the Building identified in the Construction Drawings described in Section 2(b) of the Pilot Plant Work Letter (the “Pilot Plant Area”) to convert such portion of the Premises to a pilot plant (the “Pilot Plant Alterations”) and Landlord has agreed to construct such Pilot Plant Alterations in the Pilot Plant Area pursuant to the work letter attached hereto as Exhibit C-4 (the “Pilot Plant Alterations Work Letter”). Landlord shall use diligent efforts to Substantially Complete the Pilot Plant Alterations on or before the date that is 167 days after the Effective Date (the “Target Pilot Plant Alterations Completion Date”). If Landlord fails to timely Substantially Complete the Pilot Plant Alterations, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable. Notwithstanding anything to the contrary contained herein, if Landlord fails to Substantially Complete the Pilot Plant Alterations (i) by the date that

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is 45 days after the Target Pilot Plant Alterations Completion Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days) or Tenant Delays, the “Initial Pilot Plant Alterations Abatement Date”), then, commencing on the date the Pilot Plant Alterations are Substantially Completed, Base Rent payable with respect to the Pilot Plant Area only (i.e. 5,418 rentable square feet) shall be abated 1 day for each day after the Initial Pilot Plant Alterations Abatement Date through the Second Pilot Plant Alterations Abatement Date that Landlord fails to Substantially Complete the Pilot Plant Alterations, and (ii) by the date that is 75 days after the Target Pilot Plant Alterations Completion Date (as such date may be extended 1 day for each day of Force Majeure (not to exceed 120 days) and/or Tenant Delays, the “Second Pilot Plant Alterations Abatement Date”), then, commencing on the date that the Pilot Plant Alterations are Substantially Completed, Base Rent payable with respect to the Pilot Plant Area only shall be abated 2 days for each day after the Second Pilot Plant Alterations Abatement Date that Landlord fails to Substantially Complete the Pilot Plant Alterations. As used in this Section 12(a), the term “Substantially Completed” shall have the meaning set forth for such term in the Pilot Plant Alterations Work Letter.
Tenant acknowledges and agrees that Landlord will require access to portions of Suite 200 in order to perform the Pilot Plant Alterations. Landlord and its contractors and agents shall have the right to enter such portions of Suite 200 pursuant to schedule reasonably and mutually agreed to by the parties to perform the Pilot Plant Alterations, and Tenant shall cooperate with Landlord in connection with the same. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises in connection with Landlord’s performance of the Pilot Plant Alterations including, without limitation, the radioactive lab located within Suite 200. Tenant acknowledges that Landlord’s performance of the Pilot Plant Alterations may adversely affect Tenant’s use and occupancy of the Premises. Tenant waives all claims for rent abatement against Landlord in connection with the Pilot Plant Alterations, except as expressly provided in the immediately preceding paragraph.
(b)    Supplemental Alterations Allowance. Tenant desires to construct certain fixed and permanent alterations to certain portions of the laboratory areas in the Premises following the Effective Date (“Supplemental Alterations”), but has not yet determined the scope or development plans for the Supplemental Alterations. Landlord shall make available to Tenant an allowance in the amount of $[***] in the aggregate (the “Supplemental Alterations Allowance”) for the design and construction of the Supplemental Alterations, which Supplemental Alterations shall be constructed pursuant to plans and a scope of work and budget prepared by Tenant and approved by Landlord, in its reasonable discretion. The Supplemental Alterations Allowance shall be available only for hard and soft costs in connection with the design and construction of the Supplemental Alterations, including project management and permits. Tenant acknowledges that upon the expiration of the Term of the Lease, the Supplemental Alterations shall become the property of Landlord and may not be removed by Tenant. Except for the Supplemental Alterations Allowance, Tenant shall be solely responsible for all of the costs of the Supplemental Alterations, except that, notwithstanding anything to the contrary herein, Landlord shall be responsible at its sole cost and not as part of the Supplemental Alterations Allowance for performing any code upgrades outside the Premises triggered by the Supplemental Alterations performed before the Outside Allowance Date, except to the extent such upgrades are triggered by the specific nature of the Supplemental Alterations. The Supplemental Alterations shall be treated as Alterations and shall be undertaken pursuant to Section 12(c) below. The contractor for the Supplemental Alterations shall be selected and engaged by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord hereby approves of [***] as the contractor for the Supplemental Alterations. Tenant shall pay to Landlord, as Additional Rent, an amount equal to the reasonable third party out-of-pocket costs incurred by Landlord to review Tenant’s plans with respect to the Supplemental Alterations, not to exceed 3% of the charges incurred by Tenant or its contractors or agents in connection with the Supplemental Alterations, which sum shall be payable from the Supplemental Alterations Allowance.

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During the course of design and construction of the Supplemental Alterations, Landlord shall reimburse Tenant for the cost of the Supplemental Alterations once a month against a draw request in Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Supplemental Alterations (and prior to any final disbursement of the Supplemental Alterations Allowance) Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Supplemental Alterations and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the Supplemental Alterations. If at any time and from time-to-time, the then-remaining cost of the Supplemental Alterations exceeds the remaining unexpended Supplemental Alterations Allowance, the monthly disbursements shall be made in the proportion that the then remaining Supplemental Alterations Allowance bears to the outstanding cost of the Supplemental Alterations under the budget for the Supplemental Alterations. The Supplemental Alterations Allowance shall only be available for use by Tenant for the construction of the Supplemental Alterations commencing on the Effective Date through the date that is 36 months after the Effective Date (the “Outside Allowance Date”). Any portion of the Supplemental Alterations Allowance which has not been properly requested by Tenant from Landlord on or before the Outside Allowance Date shall be forfeited and shall not be available for use by Tenant.
If Landlord fails to respond to Tenant’s request for approval of its plans for the Supplemental Alterations within 5 business days after Tenant’s delivery to Landlord of such plans, then Tenant may provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond within 3 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 3 business day period, then Landlord shall be deemed to have approved such plans for the Supplemental Alterations.
If Landlord fails to make a disbursement from the Supplemental Alterations Allowance in accordance with the terms hereof, and the amount thereof remains unpaid by Landlord for 30 days after written notice from Tenant to Landlord and any Holder and which notice describes in detail the basis on which Tenant asserts that Landlord has wrongfully failed to disburse such amount, Tenant may, after Landlord’s failure to pay such amounts within 10 business days after Tenant’s second written notice to Landlord and any Holder stating in bold and all caps 12 point font that Tenant intends to offset against Base Rent the amount which Landlord has wrongfully failed to disburse to Tenant, offset the amount thereof against the Base Rent payment(s) next due and owing under the Lease. However, if Landlord notifies Tenant prior to the expiration of such 10 business day period that Landlord disputes whether Landlord has wrongfully failed to disburse funds and/or the amount claimed by Tenant, and if Landlord and Tenant are not able to reach agreement with respect to the disputed matters (with Landlord disbursing any undisputed amounts which Landlord is required to disburse under this Section 12(b)) within 10 days after Tenant’s receipt of a such notice from Landlord, the parties shall submit such dispute to arbitration conducted by the American Arbitration Association in San Francisco, California in accordance with the “Expedited Procedures” of its Commercial Arbitration Rules in which case Tenant shall not withhold Base Rent unless and until Tenant prevails in such arbitration and the arbitrator concludes that Tenant has the right to exercise such offset right and determines the amount owed to Tenant by Landlord, if any. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.
Notwithstanding anything to the contrary contained herein, Tenant may elect by delivery written notice to Landlord, to apply all or a portion of the Supplemental Alterations Allowance toward the payment of any Change Costs (as such term is defined in each of the Work Letters, respectively) for which Tenant is responsible under the Work Letters, as applicable. Tenant’s notice shall identify the applicable Work

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Letter and the amount of the Change Cost to which the Supplemental Alterations Allowance should be applied. Tenant acknowledges and agrees that any portion of the Supplemental Alterations Allowance applied toward Change Costs shall no longer be available to pay for costs incurred in connection with the Supplemental Alterations.
(c)    Generally. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems affecting other tenants in the Building and shall not be otherwise unreasonably withheld or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the cost the applicable Alteration project does not exceed $100,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing (which written notice may be given by email to persons designated in writing from time to time as Landlord’s representatives for the purpose of receiving such notices) of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 5 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Any disapproval of plans and specifications for Alterations shall be accompanied by a specific statement of the reason(s) therefor. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 30 days after demand therefor from Landlord, an amount equal to the reasonable third party out-of-pocket costs incurred by Landlord to review Tenant’s plans with respect to each Alteration, not to exceed 3% of the charges incurred by Tenant or its contractors or agents in connection with such Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
Tenant shall complete all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.
Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or

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earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord shall, if requested by Tenant in writing at the time Landlord’s approval of any such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant at such time whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.
Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove or restore (i) any of the Supplemental Alterations constructed before the Outside Allowance Date unless Landlord, at the time Landlord approves any such Supplemental Alteration, notifies Tenant that Landlord requires that Tenant remove such Supplemental Alteration upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Supplemental Alteration in accordance with the immediately succeeding paragraph or (ii) the Additional Premises Alterations, the Pilot Plant Alterations or any of the improvements existing in the Premises as of the Effective Date at the expiration or earlier termination of the Term, nor shall Tenant have the right to remove the Additional Premises Alterations, the Pilot Plant Alterations, the Supplemental Alterations or any of the improvements existing in the Premises as of the Effective Date at any time during the Term or upon the expiration or earlier termination of the Term.
    For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any trade fixtures, machinery, equipment and other personal property of Tenant which may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.
13.    Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, electrical, plumbing, fire sprinklers, fire risers, elevators and all other building systems serving the Building, including the Premises (“Building Systems”) in good operating order and repair, reasonable wear and tear and uninsured losses and damages (except to the extent Landlord fails to maintain the insurance required to be maintained by Landlord pursuant to Section 17 hereof and such losses or damages would have been insured losses or expenses under such insurance had Landlord not failed to maintain such insurance) caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (each, a “Tenant Party” and collectively, “Tenant

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Parties”) excluded. Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance that Landlord is required to maintain pursuant to Section 17, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such planned stoppages of Building Systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair within a reasonable period taking into account the nature of the repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.    Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in substantially the same condition as received, all interior, non-structural portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, the interior side of demising walls and any mechanical systems or equipment installed by on behalf of Tenant during the Term, reasonable wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could be reasonably be expected to create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.
If at any time during the Term, Tenant leases 100% of the Building, then Tenant may elect, by delivery of not less than 45 days’ advance written notice to Landlord, to self-manage the Building. Notwithstanding anything to the contrary contained in this Lease, during any period that Tenant self-manages the Building (any such period, a “Self-Management Period”), in addition to the maintenance and repair obligations for which Tenant is responsible under this Lease, Tenant shall also be responsible for those maintenance and repair obligations identified on Exhibit I (the “Self-Management Obligations”), which shall be performed by Tenant at Tenant’s sole cost and expense. The Self-Management Obligations shall include the procurement and maintenance of contracts, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Self-Management Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with the standard maintenance procedures for the applicable equipment. Landlord shall have no obligation to perform any Self-Management Obligations during any Self-Management Period. The Self-Management Obligations shall in no event include the right or obligation on the part of Tenant to maintain the exterior of the Project (i.e., Common Areas outside the Building), maintain the Building structure or perform any capital repairs or replacements to the roof

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and Building Systems, and Landlord shall, during any Self-Management Period, continue, as part of Operating Expenses, to be responsible, as provided in Section 13, for such maintenance, repairs and replacements. If Tenant fails to perform any Self-Management Obligations during any Self-Management Period in a manner reasonably acceptable to Landlord within the requirements of this Lease, Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume the Self-Management Obligations if Tenant does not cure Tenant’s failure within 30 days after receipt of such notice. Notwithstanding anything to the contrary contained in this Lease, during any Self-Management Period, the amount payable by Tenant as part of Operating Expenses under subpart (6) of the second paragraph of Section 5 above for cost of Landlord’s third party property manager includable as part of Operating Expenses or Administration Rent shall be reduced to 1% of the then-current Base Rent. Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord assumes the Self-Management Obligations, Landlord shall be entitled to recover during such period as Landlord assumed the Self-Management Obligations, the costs of Landlord’s third party property manager (not to exceed 3% of Base Rent (but not TI Rent)) or, if there is no third party property manager, Administration Rent in the amount of 3% of Base Rent (but not TI Rent).
15.    Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives written notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be due from Tenant as Additional Rent within 30 days of demand therefor. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.    Indemnification. Subject to the penultimate paragraph of Section 17, Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (each, a “Landlord Indemnified Party” and collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Party in or about the Premises or at the Project) or a default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord and/or any Landlord Indemnified Party, or the default by Landlord in the performance of its obligations under this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.
17.    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including all alterations and improvements existing in the Premises as of the Effective Date, the Additional Premises Improvements, the Pilot Plant Improvements and the Supplemental Alterations (collectively, the “Landlord Insured Improvements”)),

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not including any property or improvements installed or placed in the Premises by Tenant at Tenant’s expense (other than as part of the Supplemental Alterations). Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense (other than the Landlord Insured Improvements); workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises, which limits may be met with a combination of excess or umbrella policies. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc. (“ARE”), and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; shall not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy.” If Tenant at any time operates its business at the Premises and concurrently operates its business at any location(s) other than the Premises, such blanket policy shall include an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates.
In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and

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their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained herein, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder regardless of the negligence of the party to this Lease receiving the benefit of the waiver, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.
18.    Restoration. If, at any time during the Term, the Building or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense, subject to the terms of Section 5 above), promptly restore the Premises (including the Landlord Insured Improvements but excluding any other improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). Subject to the provisions of the immediately following paragraph, if Landlord becomes aware that sufficient insurance proceeds will not be available to Landlord (for any reason other than Landlord’s failure to maintain the insurance required to be maintained by Landlord pursuant to Section 17) for the restoration of the Building or the Premises, as applicable, and Landlord is not willing to pay the shortfall in excess of Landlord’s Contribution, Landlord shall deliver written notice (“Insufficiency Notice”) to Tenant and, if Tenant is not willing to pay the shortfall in excess of Landlord’s Contribution, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord delivered within 5 days of Landlord’s delivery to Tenant of the Insufficiency Notice. Notwithstanding anything to the contrary contained herein, if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. In the event that this Lease terminates

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pursuant to the provisions of this Section 18 as a result of an earthquake, Tenant shall not be required to pay any deductibles applicable thereto as part of Operating Expenses.
Promptly following the date that Landlord makes the Premises available to Tenant for Tenant’s repairs and restoration, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Materials Clearances, all repairs or restoration of improvements within the Premises with respect to any improvements in the Premises insured (or required to be insured) by Tenant. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord delivers written notice to Tenant of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if sufficient insurance proceeds are not available for such restoration (provided that such unavailability of insurance is not the result of Landlord’s failure to maintain the insurance policies required to be maintained by Landlord under Section 17) if the uninsured amount exceeds $1,000,000 and Tenant does not agree to pay the additional uninsured amounts in excess of $1,000,000 required to restore the Premises or the Building, as applicable; provided, however, that, notwithstanding anything to the contrary contained herein, if at the time of the estimated completion of the restoration there would be (1) less than 36 months remaining of the Base Term, then Landlord’s obligation to fund the uninsured amount up to $1,000,000 shall be conditioned on Tenant agreeing to exercise its Extension Right pursuant to Section 40 of this Lease, or (2) less than 60 months remaining of either Extension Term, Landlord shall have no obligation to fund any portion of the uninsured amount. Landlord’s funding of any such shortfall of insurance (not to exceed $1,000,000) pursuant to the immediately preceding sentence shall be referred to herein as “Landlord’s Contribution.” Rent shall be abated from the date all required Hazardous Materials Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Materials Clearances are required to be obtained by Tenant with respect to the Premises in connection with such fire or other casualty, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.
The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.
19.    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment materially interfere with or impair Landlord’s ownership or operation of the Project, or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses, the

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Building’s Share of Project and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, that if any of the improvements in the Premises to the extent paid for by Tenant and not by Landlord are attributed a specific value in and of themselves in connection with the Taking which increases the price or award that would in the absence of such improvements to the extent paid for by Tenant and not by Landlord, Tenant shall have the right to make a claim for the unamortized value specifically attributable to such improvements to the extent paid for by Tenant and not by Landlord. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award other than as provided for in the immediately preceding sentence, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.    Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)    Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)    Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance before the expiration of the current coverage.
(c)    Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.
(d)    Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)    Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within the time period set forth in Section 15 above.
(f)    Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C)

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become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)    Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document (which second notice may in no event be delivered prior to the expiration of the time period provided in the applicable initial notice to Tenant requesting such documentation).
(h)    Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.
21.    Landlord’s Remedies.
(a)    Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.
(b)    Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 business days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)    Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)    Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant

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and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;
(ii)    Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(B)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)    Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, to the extent allocable to the remainder of the Term, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special commercially reasonable concessions made to obtain a new tenant; and
(E)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(iii)    Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)    Following Landlord’s termination of this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

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(v)    Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(d)    Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Notwithstanding the foregoing, nothing contained herein shall constitute Tenant’s waiver of its rights under applicable Legal Requirements to receive a 3 day notice from Landlord to quit or pay rent prior to Landlord commencing an unlawful detainer action. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.
22.    Assignment and Subletting.
(a)    General Prohibition. Except as otherwise provided in and subject to the terms and conditions of this Section 22 (including, without limitation, the second sentence of Section 22(b) below), Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Subject to the terms of a separate consent to such sublease, Landlord hereby consents to Tenant’s sublease to Iovance a portion of Suite 100A (the “Iovance Sublease Premises”).
(b)    Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 days, but not more than 120 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its

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consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) with respect to any proposed assignment of this Lease that is not a Permitted Assignment or, if the proposed transaction is a sublease that is not a Permitted Assignment (as hereinafter defined), and the subletting concerns (together with all other then-effective subleases) 50% or more of the Premises for substantially the remainder of the Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises, or would require materially increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial in a manner that is inconsistent with other tenants in the Project such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character or reputation of the proposed assignee or subtenant is unethical, corrupt or immoral, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) intentionally omitted; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) intentionally omitted; or (10) the proposed assignee or subtenant is an entity with whom Landlord is then-currently negotiating to lease space in the Project. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice and, as of the Assignment Date, except for those obligations that expressly survive the expiration or earlier termination of this Lease, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to the space described in the Assignment Notice (including Base Rent in connection therewith) and the Security Deposit shall be proportionately reduced. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment in its reasonable discretion. In addition, Tenant shall have the right to assign this Lease, upon 10 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of (A) merger, consolidation or corporate reorganization, (B) by the purchase of all or substantially all of the assets or the ownership interests of Tenant or, (C) if the ownership interests of Tenant are not actively traded upon a

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stock exchange or in the over-the-counter market, as a result of a deemed assignment due to a change of control pursuant to Section 22(a), provided that (i) such merger or consolidation, such acquisition or assumption or such deemed assignment, as the case may be, is for a bona fide business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee (or a guarantor of this Lease that agrees to guaranty this Lease following the date of the assignment or, to the extent Tenant remains the tenant under this Lease following such Corporate Permitted Assignment, Tenant) is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to collectively as “Permitted Assignments” and individually as a “Permitted Assignment.”
Notwithstanding anything to the contrary contained in this Lease, Tenant may from time to time enter into agreements (each, a “Shared Space Arrangement”) with affiliates of Tenant with whom Tenant collaborates pursuant to which such affiliates may occupy up to 20% of the Premises as “Shared Space Area”, and such Shared Space Arrangements shall not require Landlord’s consent under this Section 22; provided, however, that Tenant shall be required to provide Landlord with a copy of each such license agreement and, prior to the effective date of each such license agreement, Tenant and each licensee shall be required to execute Landlord’s reasonable form of acknowledgment pursuant to which Tenant and the licensee acknowledge and agree, among other things, that: (i) the terms of the Shared Space Arrangement are subject and subordinate to the terms of this Lease, (ii) if this Lease terminates, then the Shared Space Arrangement shall terminate concurrently therewith, (iii) each licensee shall, during the term of its applicable Shared Space Arrangement, maintain the same insurance as is required of Tenant under this Lease and provide Landlord with insurance certificates evidencing the same and naming the Landlord Parties as additional insureds, and (iv) the waivers and releases set forth in the second to last paragraph of Section 17 that apply as between Landlord and Tenant shall also apply as between Landlord and licensee.  Tenant shall be fully responsible for the conduct of such companies within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in this Lease shall apply with respect to the conduct of such parties within the Shared Space Area and Project.
(c)    Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)    that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)    A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any

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such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)    No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Other than in connection with an assignment constituting a Permitted Assignment or a Shared Space Arrangement, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form attributable to the assignment or sublease, excluding consideration for services or furniture, fixtures and equipment paid for exclusively by Tenant, to the extent such consideration does not exceed fair market value for such items) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, advertising expenses, reasonable amounts of free rent or other reasonable concessions and any design or construction fees and tenant improvement costs or allowances directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)    No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)    Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party. This Section 22(f) shall not apply to any Corporate Permitted Assignment.
23.    Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s knowledge, there are not any uncured defaults on the part of Landlord

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hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time, at the option of Landlord, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.    Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.    Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations (notice of which has been delivered to Tenant) at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, relating to the use of the Project Amenities and/or reasonable rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of Infectious Conditions. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.    Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises and rights under this Lease shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees, within 10 business days after written demand, to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the Effective Date, there is no existing Mortgage encumbering the Project.
Upon written request from Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA requested

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by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.
28.    Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the condition following the Substantial Completion of the Suite 400 Office Premises Alterations, the Suite 400 Lab Premises Alterations, the Suite 500 Alterations, the Suite 600 Alterations, the Pilot Plant Alterations and the Supplemental Alterations, respectively, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or its officers, directors, employees, managers, agents and contractors (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, not to be unreasonably withheld or delayed. Landlord shall use reasonable efforts to cause Landlord’s environmental consultant to provide Tenant with comments to or approval of, as the case may be, the Decommissioning and HazMat Closure Plan within a reasonable time after Tenant delivers the Decommissioning and HazMat Closure Plan to Landlord. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord may reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual, reasonable out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties; provided, however, that Landlord instructs such parties to treat the same as confidential.
If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan reasonably approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the actual cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.
    Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise

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procured by Tenant. If any such key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost key or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and/or any other property of Tenant not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
29.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.    Environmental Requirements.
(a)    Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and/or any employee, agent or contractor of Landlord otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld, conditioned or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for or have any liability to Landlord, and the indemnification and hold harmless obligation set

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forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can reasonably prove existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can reasonably prove migrated from outside of the Premises into the Premises, (iii) contamination caused by Landlord or any Landlord’s employees, agents and contractors, or (iv) any Hazardous Materials that Tenant can prove to Landlord’s reasonable satisfaction were not brought upon, kept, used, stored, handled, treated, generated in or released or disposed of from the Premises or the Project by Tenant or any Tenant Party, except to the extent in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)    Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request (not more than once per calendar year), or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Notwithstanding the foregoing, the Hazardous Materials List shall not be required to include Hazardous Materials contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
(c)    Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

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(d)    Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is a violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing for which Tenant is responsible under this Section 30 in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)    Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.
(f)    Tanks. Tenant shall have no right to use or install any underground or other storage tanks at the Project. Notwithstanding anything to the contrary contained herein, if required by Tenant to support its operations in the Building, Tenant shall have the right to use the existing concrete pad in the area reflected on Exhibit K and the related ancillary piping serving the Premises (collectively, the “Mechanical Pad”). Tenant shall accept the Mechanical Pad in its “as-is” condition. Tenant may install a nitrogen tank with a capacity of up to 3,000 gallons (the “Nitrogen Tank”) and additional ancillary piping to exclusively serve the Premises. In connection with its use of the Nitrogen Tank, Tenant shall procure and maintain contracts for the operation, maintenance and repair of the Nitrogen Tank, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in handling nitrogen and the operation, maintenance and repair of Nitrogen Tanks. Tenant shall remove the Nitrogen Tank at the expiration or earlier termination of this Lease. Tenant shall surrender the Mechanical Pad free of any debris and trash and free of any Hazardous Materials for which Tenant or any Tenant Parties are responsible upon the expiration or earlier termination of the Term. During any period that the Mechanical Pad serves the Premises exclusively, Landlord shall have no obligation to make any repairs or improvements to the Nitrogen Tank or the Mechanical Pad and Tenant shall maintain the Nitrogen Tank and Mechanical Pad, at Tenant’s sole cost and expense, in good repair and condition during the Term, except at all times Landlord shall be responsible for maintaining the ancillary piping that exists on the Effective Date.
Notwithstanding the foregoing, Landlord may, at any time during the Term upon written notice to Tenant and at Landlord’s cost and expense, remove Tenant’s Nitrogen Tank and replace it with a nitrogen

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tank of up to a 6,000 capacity which would serve the Premises and other premises’ in the Building and/or the 835 Building (“Shared Nitrogen Tank”); provided that Tenant shall be entitled to the use of not less than 3,000 gallons of the capacity of the Shared Nitrogen Tank. Following the installation of the Shared Nitrogen Tank, Tenant shall no longer be responsible for maintenance or repairs of the Mechanical Pad or the Shared Nitrogen Tank and Landlord shall be responsible as part of Operating Expenses pursuant to the terms of Section 13 for the maintenance of the Mechanical Pad and Shared Nitrogen Tank. Notwithstanding anything to the contrary contained herein, if Landlord does elect to replace the Nitrogen Tank with a Shared Nitrogen Tank, Landlord shall be responsible for any termination costs actually incurred by Tenant in connection with the termination of the then-current Nitrogen Tank Contracts, up to $10,000 in the aggregate.
Tenant acknowledges that Chemocentryx, Inc. currently has exclusive control of the Mechanical Pad and that the rights granted to Tenant pursuant to this Section 3(f) are subject to Chemocentryx, Inc. waiving its rights with respect to the Mechanical Pad. Landlord shall use reasonable efforts to obtain a waiver from Chemocentryx, Inc. of its rights to the Mechanical Pad. If Landlord has not obtained such a waiver from Chemocetryx, Inc. by the date that is 6 months after the Effective Date, then Tenant may elect by written notice to Landlord to have Landlord exercise its rights under the Chemocentryx lease to install a Shared Nitrogen Tank of which Tenant will have the use of not less than 3,000 gallons of capacity and Landlord shall promptly thereafter exercise such right and install the Shared Nitrogen Tank.
(g)    Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible pursuant to this Section 30 (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s reasonable discretion, which Rent shall be prorated daily.
(h)    Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.    Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary so long as Landlord has commenced such cure and is diligently prosecuting the same to completion). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default,

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including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
    All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.
32.    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 12 months of the Term, to prospective tenants. Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations at the Premises in connection with its entry into the Premises under this Section 32. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. Subject to the immediately preceding sentence, at Landlord’s request, Tenant shall execute such commercially reasonable instruments as may be reasonably necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering restricted portions of the Premises; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements reasonably prior to Landlord’s entry into the Premises and provided further that in no event shall Tenant bar or prohibit access by Landlord or its employees, agents and contractors for the performance of the obligations of Landlord or the exercise of the rights of Landlord under this Lease.
33.    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.    Force Majeure. Except for the payment of Rent and any other amounts payable under this Lease by Landlord or Tenant, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other general labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance to the extent not caused by Landlord, unusual governmental

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restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, cyberattacks, ransomware attacks and similar events, fire or other casualty, and other similar causes or events beyond their reasonable control (“Force Majeure”). Financial disability or hardship shall in no event constitute a Force Majeure event and Force Majeure shall not include the inability to pay money, general economic conditions, restrictions on the availability of credit or money, or other causes related to the particular financial condition of a party. Any party claiming Force Majeure shall be required to notify the other party of such Force Majeure promptly after the commencement of such Force Majeure and shall be required to keep such other party reasonably informed regarding the same throughout the period during which Force Majeure is being claimed. If the happening of any such Force Majeure event only partially impairs the performance of a party’s obligations hereunder, such party shall continue to perform under this Lease to the fullest extent possible in light of such Force Majeure event. Any party claiming a Force Majeure shall, to the extent reasonably possible, use reasonably good faith efforts to minimize such Force Majeure being claimed.
35.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Jones Lang LaSalle, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.    Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

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37.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.    Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony (for the avoidance of doubt, Tenant may place furniture on the Exclusive Patios), or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage and directional signage (in locations reasonably determined by Landlord) installed after the Effective Date shall be installed by Tenant at Tenant’s cost, and shall be of a size, color and type reasonably acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. Landlord shall include Tenant’s name and suite numbers on the Building lobby directory. The directory tablet shall be provided exclusively for the display of the name and location of tenants.
As of the Effective Date, Tenant has a sign bearing Tenant’s name and/or logo at locations on the Building (the “Existing Building Sign”). Tenant shall have the exclusive right to display, at Tenant’s cost and expense, the Existing Building Sign (subject to applicable Legal Requirements) and a second sign bearing Tenant’s name and/or logo at a location on the Building top or other location on the façade, reasonably acceptable to Landlord and Tenant, which may include a sign facing Industrial Road (each, a “Building Sign”) or such other additional signage on the Building permitted by Legal Requirements. Tenant shall have the right to seek a variance for greater signage rights, which greater signage shall be subject to Landlord’s prior written approval, and Landlord shall reasonably cooperate with the same at no material cost to Landlord. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s name signage on the Building Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. For the avoidance of doubt, Tenant shall continue to have the right to display all of its existing signs in their locations as of the Effective Date, subject to applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the installation, design, permitting, fabrication and maintenance of each Building Sign, for the removal of each Building Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal. Landlord shall cause, at no cost to Tenant, the existing signage of Iovance (other than Iovance’s existing signage on the Building and existing signage on the Monument Sign) and Allakos to be removed promptly upon the termination of their leases in the Building.
Tenant shall also have the non-exclusive right to display a sign bearing Tenant’s name and/or logo on the monument sign serving the Building in a location reasonably acceptable to Landlord and Tenant (the “Monument Sign”). Tenant shall be entitled to its pro-rata share of available space on the Monument Sign. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Landlord shall be responsible during the Term, at Landlord’s sole cost and expense, for the fabrication, installation and maintenance of Tenant’s signage on the Monument Sign and the removal of Tenant’s signage on the Monument Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

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39.    Right to Extend Term.
(a)    Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 60 months each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letters) by giving Landlord written notice of its election to exercise each Extension Right (an “Exercise Notice”) at least 9 months prior (“Exercise Date”), and no earlier than 15 months prior to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term.
Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all of the Suite 400 Office Premises Alterations, the Suite 400 Lab Premises Alterations, the Suite 500 Alterations, the Suite 600 Alterations, the Pilot Plant Alterations, the Supplemental Alterations, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the San Mateo/San Carlos/Redwood City area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, the Project Amenities, parking costs, leasing commissions, allowances or concessions, if any.
Tenant shall exercise the Extension Right, if at all, as follows: (i) Tenant shall deliver written notice to Landlord (the “Interest Notice”) not more than 17 months nor less than 11 months prior to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term, as applicable, stating that Tenant may be interested in exercising its Extension Right; (ii) Landlord shall deliver written notice (the “Option Rent Notice”) to Tenant within 30 days after Landlord’s receipt of the Interest Notice setting forth Landlord’s good faith determination of the Market Rate; and (iii) if Tenant wishes to exercise its Extension Right, Tenant shall, on or before the Exercise Date, exercise the Extension Right by delivering an Exercise Notice to Landlord. Concurrently with Tenant’s delivery of the Exercise Notice to Landlord, Tenant may object, in writing (the “Objection Notice”), to Landlord’s determination of the Market Rate set forth in the Option Rent Notice, in which event such Market Rate shall be determined by arbitration pursuant to Section 39(b) below. If Tenant does not deliver an Objection Notice pursuant to the immediately preceding sentence, Tenant shall be deemed to have accepted the Market Rate set forth in the Option Rent Notice. Tenant acknowledges and agrees that, if Tenant has delivered an Exercise Notice to Landlord pursuant to this Section 39(a), Tenant shall have no right thereafter to rescind such Exercise Notice or elect not to extend the term of this Lease for the Extension Term.
(b)    Arbitration.
(i)    Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either

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party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)    The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)    An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the San Francisco peninsula area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the San Francisco peninsula area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)    Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.
(d)    Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)    during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)    if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)    No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(f)    Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

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40.    [***] See Exhibit M.
41.    [***] See Exhibit M.
42.    [***] See Exhibit M.
43.    [***] See Exhibit M.
44.    [***] See Exhibit M.
45.    [***] See Exhibit M.
46.    Roof Equipment. Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building in a location designated by Landlord on not more than 15 square feet, a satellite dish or antenna for the transmission or reception of communication of signals as Tenant may from time to time desire (“the “Roof Equipment”) on the following terms and conditions:
(a)    Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Building, or (D) may reduce the leasable space in the Building.
(b)    No Damage to Roof. If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor reasonably approved by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the substantially the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within 30 days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.
(c)    Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

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(d)    Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building. Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord in accordance with this Section 46(d).
(e)    No Interference. The Roof Equipment shall not interfere with the proper functioning of any equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Building. Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.
(f)    Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.
(g)    Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.
(h)    No Assignment. The right of Tenant to install the Roof Equipment shall be personal solely to Vaxcyte, Inc., a Delaware corporation, and (i) no other person or entity shall have any right to install and maintain the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof, other than in connection with an assignment of the Lease, or a Permitted Assignment of this Lease.
47.    Miscellaneous.
(a)    Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)    Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)    Financial Information. Tenant shall furnish to Landlord with true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent unaudited (or, to the extent available, audited) annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular

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quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) upon Landlord’s written request from time to time but no more than one (1) time per year, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) upon Landlord’s written request from time to time, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) upon Landlord’s written request from time to time, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 47(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 47(c) shall not apply.
Landlord agrees to hold the financial statements and other financial information provided under this section in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord shall request that such parties treat the information as confidential.  The obligations of confidentiality hereunder shall not apply to information that was in the public domain at the time it was disclosed to Landlord, entered into the public domain subsequent to the time it was disclosed to Landlord through no fault of Landlord, or was disclosed by Tenant to a third party without any confidentiality restrictions.  In addition, Landlord may disclose such information without violating this section to the extent that disclosure is reasonably necessary (x) for Landlord to enforce its rights or defend itself under this Lease; (y) for required submissions to any state or federal regulatory body; or (z) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant 5 business days’ prior notice of the same to allow Tenant to obtain a protective order or such other judicial relief.
(d)    Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements. Tenant shall use commercially reasonable efforts to not file any terms or provisions of Exhibit L and Exhibit M, to the extent permitted by applicable SEC regulations”.
(e)    Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)    Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)    Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore

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collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)    Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)    OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)    Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)    Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)    EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project for Tenant’s exclusive use (which EV Stations may be installed by Tenant in 1 one or more of the Reserved Parking Spaces); provided, however, that Tenant complies with (i) all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the

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time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, (ii) Landlord’s designation of the location of Tenant’s EV Stations, and (iii) Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s).  Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project. For the avoidance of doubt, Tenant shall have the right to use, on a non-exclusive, non-reserved basis, all unreserved parking spaces with EV Stations made available by Landlord to occupants of the Project.
(p)    California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) except to the extent required by Legal Requirements, Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and, except to the extent a CASp inspection was required by Legal Requirements (other than in connection with Alterations or improvements being performed by Tenant in the Premises, in which case the terms of Section 7 of the Lease shall apply), all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises then required by Legal Requirements to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) except to the extent a CASp inspection was required by Legal Requirements (other than in connection with Alterations or improvements being performed by Tenant in the Premises, in which case the terms of Section 7 of the Lease shall apply), if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 30 days after Tenant’s receipt of an invoice therefor from Landlord. Landlord and Tenant expressly acknowledge and agree that the foregoing provisions of this Section 47(p) shall apply only in the event that Tenant elects to obtain a CASp inspection. In the event that Tenant does not elect to obtain a CASp inspection, the terms and provisions

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of this Section 47(p) regarding the allocation of costs for Alterations and improvements shall not be applicable.
(q)    Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(r)    Attorneys’ Fees. If a dispute of any type arises, or an action is filed under this Lease based in contract, tort or equity, or this Lease gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, whether the action is prosecuted to a final judgment. For purposes of this Lease, the terms “attorneys’ fees,” “costs” and “expenses” shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, transcripts of proceedings relating to the action, and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees,” “costs” and “expenses” shall also include, without limitation, fees and costs incurred in the following proceedings: (i) mediations; (ii) arbitrations; (iii) bankruptcy proceedings; (iv) appeals; (v) post-judgment motions and collection actions; and (vi) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to reasonable attorneys’ fees and costs after any dismissal of an action.
(s)    HazMat Storage Area. Notwithstanding anything to the contrary contained in the Lease, commencing on the Commencement Date, Tenant shall have the right to use that portion of the exterior Hazardous Materials storage area described on Exhibit G attached hereto (“HazMat Storage Area”), for the storage of Tenant’s Hazardous Materials. Tenant shall have all of the obligations under the Lease with respect to the HazMat Storage Area as though the HazMat Storage Area were part of the Premises, excluding the obligation to pay Base Rent. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Area. Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Area of any kind whatsoever without Landlord’s consent. Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Area at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease.
(t)    Allakos and Iovance Leases. Landlord represents that, concurrently herewith, it has entered into an agreement (a) with Iovance providing for the Iovance lease in the Building to terminate by December 31, 2024, in the same condition that exists as of the Effective Date, and (b) with Allakos providing for the Iovance lease in the Building to terminate by March 31, 2024, in the same condition that exists as of the Effective Date.
(u)    Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth herein, such approval, consent, determination, selection or judgment shall not be unreasonably withheld, conditioned or delayed.

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[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
TENANT:
VAXCYTE, INC.,
a Delaware corporation
By: /s/ Grant Pickering
Name: Grant Pickering
Its: CEO

I hereby certify that the signature, name, and title above are my signature, name and title

By:
Name:
Its:

□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:
ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member
By:    ARE-QRS CORP.,
a Maryland corporation,
general partner
        By: /s/ Kristen Childs
        Its: SVP – Real Estate Legal Affairs

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EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

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EXHIBIT C-1A TO LEASE
SUITE 400 OFFICE PREMISES WORK LETTER

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Work Letter – Suite 400 Lab Premises    825 Industrial – Multiple Suites/Vaxcyte - Page 1
EXHIBIT C-1B TO LEASE
SUITE 400 LAB PREMISES WORK LETTER

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Work Letter – Suite 500    825 Industrial – Multiple Suites/Vaxcyte - Page 1
EXHIBIT C-2 TO LEASE
SUITE 500 WORK LETTER

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Work Letter – Suite 600    825 Industrial – Multiple Suites/Vaxcyte - Page 1
EXHIBIT C-3 TO LEASE
SUITE 600 WORK LETTER

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Work Letter – Pilot Plant Area    825 Industrial – Multiple Suites/Vaxcyte - Page 1
EXHIBIT C-4 TO LEASE
PILOT PLANT AREA WORK LETTER

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EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE

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EXHIBIT E TO LEASE
Rules and Regulations

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EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY
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EXHIBIT G TO LEASE
HAZMAT STORAGE AREA

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EXHIBIT H TO LEASE
NEW BUILDINGS

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EXHIBIT I TO LEASE
SELF-MANAGEMENT OBLIGATIONS
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EXHIBIT J TO LEASE
Landlord’s FF&E

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EXHIBIT K TO LEASE
MECHANICAL PAD

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EXHIBIT L TO LEASE
OPERATING EXPENSE EXCLUSIONS

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EXHIBIT M TO LEASE
EXPANSION RIGHTS AND EARLY TERMINATION RIGHT
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